22

                                    EXHIBIT 5

                                  Law Office of
                              Michael K. Hair, P.C.

                                7407 E. Ironwood
                            Scottsdale, Arizona 85258
                            Telephone: (480) 443-9657
                           e-mail: mkhairpc@yahoo.com

                                  July 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                 Re: M.B.A. Holdings, Inc. - Compensation Plans

Ladies and Gentlemen:

We have acted as counsel to M.B.A. Holdings, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 90,000,000 shares of its Common Stock (the "Shares"), issuable pursuant to the Company's 2004-B Employee Stock Incentive Plan and the 2004-B Non-Employee Director and Consultant Retainer Stock Plan.

In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and the Bylaws of the Company.

          Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Nevada.

          2. The Shares, when issued and sold in accordance with the terms of the various plans, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Sincerely,

                                               Michael K. Hair, P.C.

                                               By: /s/ Michael K. Hair
                                                   -----------------------------
                                                   Michael K. Hair, President